CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 333-132192) pertaining to the 2005 Stock Option and Incentive Plan and the 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.,

•Registration Statement (Form S-8 No. 333-159004) pertaining to the 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.,

•Registration Statement (Form S-8 No. 333-194257) pertaining to the Liquidity Services, Inc. 401(k) Profit Sharing Plan,

•Registration Statement (Form S-8 No. 333-202548) pertaining to the Amended and Restated 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.,

•Registration Statement (Form S-8 No. 333-216242) pertaining to the Second Amended and Restated 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.,

•Registration Statement (Form S-8 No. 333-226114) pertaining to the Machinio Corp. 2014 Stock Incentive Plan; and

•Registration Statement (Form S-8 No. 333-236547) pertaining to the Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.

of our reports dated December 8, 2020, with respect to the consolidated financial statements and schedule of Liquidity Services, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Liquidity Services, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Liquidity Services, Inc. for the year ended September 30, 2020.

/s/ Ernst & Young LLP
Tysons, Virginia
December 8, 2020